Exhibit 99.8

REVOCABLE PROXY

JACKSONVILLE BANCORP, INC.
SPECIAL MEETING OF STOCKHOLDERS

June 29, 2010

The undersigned hereby appoints the proxy committee of the board of directors of Jacksonville Bancorp, Inc. (“Jacksonville Bancorp-Federal”), a Federal corporation, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of Jacksonville Bancorp-Federal that the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”) to be held at Jacksonville Savings Bank, 1211 West Morton Avenue, Jacksonville, Illinois , at 2:00 p.m., Central Time, on June 29, 2010 .  The proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	AGAINST	ABSTAIN
1.
The approval of a plan of conversion and reorganization , as amended (the “Plan”) whereby: (a) Jacksonville Bancorp, MHC and Jacksonville Bancorp, Inc., a Federal Corporation (“Jacksonville Bancorp-Federal”) will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) Jacksonville Bancorp, Inc., a Maryland corporation (“Jacksonville Bancorp-Maryland”), will become the new stock holding company of Jacksonville Savings Bank; (c) the outstanding shares of Jacksonville Bancorp-Federal other than those held by Jacksonville Bancorp, MHC, will be converted into shares of common stock of Jacksonville Bancorp-Maryland; and (d) Jacksonville Bancorp-Maryland will offer shares of its common stock for sale in a subscription offering, community offering and, possibly, a syndicated community offering;
		☐	☐	☐

2.
The approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the plan of conversion and reorganization;
		☐	☐	☐

3.	The following informational proposals:

3a.
Approval of a provision in Jacksonville Bancorp-Maryland’s articles of incorporation requiring a super-majority vote to approve certain amendments to Jacksonville Bancorp-Maryland’s articles of incorporation;
		☐	☐	☐

3b.
Approval of a provision in Jacksonville Bancorp-Maryland’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Jacksonville Bancorp-Maryland’s bylaws; and
		☐	☐	☐

3c.
Approval of a provision in Jacksonville Bancorp-Maryland’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Jacksonville Bancorp-Maryland’s outstanding voting stock.
		☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the above-listed proposals.

VOTING FOR APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION WILL ALSO INCLUDE APPROVAL OF THE EXCHANGE RATIO, THE ARTICLES OF INCORPORATION AND BYLAWS OF JACKSONVILLE BANCORP-MARYLAND (INCLUDING THE ANTI-TAKEOVERLIMITATIONS AND STOCKHOLDER RIGHTS PROVISIONS AND A LIQUIDATION ACCOUNT FOR ELIGIBLE DEPOSITORS ) AND THE AMENDMENT TO JACKSONVILLE SAVINGS BANK’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO PROVIDE FOR RESTICTIONS ON THE OWNERSHIP OF MORE THAN 10% OF JACKSONVILLE SAVINGS BANK’S COMMON STOCK AND A LIQUDIATION ACCOUNT FOR EIGIBLE DEPOSITORS .

THE PROVISIONS OF JACKSONVILLE BANCORP-MARYLAND’S ARTICLES OF INCORPORATION THAT ARE SUMMARIZED AS INFORMATIONAL PROPOSALS 3A THROUGH 3C WERE APPROVED AS PART OF THE PROCESS IN WHICH THE BOARD OF DIRECTORS OF JACKSONVILLE BANCORP-FEDERAL APPROVED THE PLAN OF CONVERSION AND REORGANIZATION.  THESE PROPOSALS ARE INFORMATIONAL IN NATURE ONLY, BECAUSE THE OFFICE OF THRIFT SUPERVISION’S REGULATIONS GOVERNING MUTUAL-TO-STOCK CONVERSIONS DO NOT PROVIDE FOR VOTES ON MATTERS OTHER THAN THE PLAN.  WHILE WE ARE ASKING YOU TO VOTE WITH RESPECT TO EACH OF THE INFORMATIONAL PROPOSALS LISTED ABOVE, THE PROPOSED PROVISIONS FOR WHICH AN INFORMATIONAL VOTE IS REQUESTED WILL BECOME EFFECTIVE IF STOCKHOLDERS APPROVE THE PLAN, REGARDLESS OF WHETHER STOCKHOLDERS VOTE TO APPROVE ANY OR ALL OF THE INFORMATIONAL PROPOSALS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED FOR ONE OR MORE PROPOSALS, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE UNVOTED PROPOSALS.  IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the above-signed be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of Jacksonville Bancorp-Federal at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to the Secretary of Jacksonville Bancorp-Federal at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The above-signed acknowledges receipt from Jacksonville Bancorp-Federal prior to the execution of this proxy of a Notice of Special Meeting and the enclosed proxy statement/prospectus dated __________________, 2010.

Dated: _________________, 2010	☐ Check Box if You Plan to Attend the Special Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this proxy card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

Please complete, sign and date this proxy card and return it promptly in the enclosed postage-prepaid envelope.